Exhibit 23.1

Deloitte & Associés 185, avenue Charles-de-Gaulle 92524 Neuilly-sur-Seine Cedex France Téléphone : + 33 (0) 1 40 88 28 00 Télécopieur : + 33 (0) 1 40 88 28 28 www.deloitte.fr

DBV Technologies

Société Anonyme

177 - 181 Avenue Pierre Brossolette

92120 MONTROUGE

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of DBV Technologies S.A.

Montrouge, France

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 and related Prospectus of DBV Technologies S.A. (“The Company”) of our report dated April 28, 2016 relating to the consolidated financial statements of the Company, which report expresses an unqualified opinion, and the effectiveness of the Company’s internal control over financial reporting, which report expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of a material weakness, appearing in the Annual Report on Form 20-F of the Company for the year ended December 31, 2015.

We also consent to the reference to our firm under the heading “Experts” in this Registration Statement and related Prospectus.

/s/ Deloitte & Associés

Represented by Julien Razungles

Neuilly-sur-Seine, France
July 27, 2016

Société anonyme au capital de 1 723 040 €

Société d’Expertise Comptable inscrite au Tableau de l’Ordre du Conseil Régional de Paris Ile-de-France

Société de Commissaires aux Comptes, membre de la Compagnie régionale de Versailles

572 028 041 RCS Nanterre

TVA : FR 02 572 028 041

Member of Deloitte Touche Tohmatsu Limited